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                                SIDLEY & AUSTIN
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS


                                December 4, 1998

Campbell & Company, Inc.
General Partner of
  Campbell Strategic Allocation Fund, L.P.
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

              Re:   Registration Statement on Form S-1

Dear Sir or Madam:

           We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about April 13, 1998 (the "Registration Statement"), relating to Units of Limited Partnership Interest ("Units") of Campbell Strategic Allocation Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

           We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion that the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

                                    Very truly yours,




                                    SIDLEY & AUSTIN